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                                                                  Exhibit (a)(4)

                              DATAPOINT CORPORATION

                           Offer to Purchase for Cash
         Any and All of its $54,960,000 Principal Amount of Outstanding
           8 7/8% Convertible Subordinated Debentures Due June 1, 2006
                             (CUSIP No. 238100 AB 7)
      at a Purchase Price of [$___] Per $1,000 Principal Amount of Debentures
                                       and
                   Solicitation of Consents in Respect Thereof


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THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [_________], OR SUCH
LATER DATE TO WHICH THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW), HOLDERS OF DEBENTURES MUST
TENDER THEIR DEBENTURES AND/OR PROVIDE THEIR CONSENTS (AS DEFINED IN THE OFFER
TO PURCHASE) TO THE PROPOSED AMENDMENTS AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE (THE "CONSENT DATE") WHICH IS THE LATER OF [_________], IF ON SUCH DATE THE COMPANY HAS RECEIVED THE REQUISITE CONSENTS (AS DEFINED IN THE OFFER TO PURCHASE), AND THE FIRST DATE THEREAFTER ON WHICH THE COMPANY RECEIVES THE REQUISITE CONSENTS. THE COMPANY INTENDS TO EXECUTE A SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS FOLLOWING THE SATISFACTION OF THE CONDITIONS IN ACCORDANCE WITH THE TERMS OF THE OFFER AND SOLICITATION. CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE, BUT NOT THEREAFTER. IF A HOLDER REVOKES THEIR CONSENT, IT WILL BE DEEMED
AN AUTOMATIC WITHDRAWAL OF A TENDERED DEBENTURE. HOLDERS OF DEBENTURES DO NOT HAVE TO TENDER THEIR DEBENTURES IN ORDER TO RECEIVE THE CONSENT PAYMENT. THE TENDER OF DEBENTURES IS AN AUTOMATIC CONSENT. IF NECESSARY, THE COMPANY WILL EXTEND THE OFFER SO THAT THE EXPIRATION DATE OCCURS NO EARLIER THAN FIVE
BUSINESS DAYS FOLLOWING THE CONSENT DATE.
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To Our Clients:

            Enclosed for your consideration is an Offer to Purchase and Consent Solicitation Statement, dated December ___, 1999 (the "Offer to Purchase") and the related Consent and Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Datapoint Corporation, a Delaware corporation (the "Company"), to purchase for cash any and all of its $54,960,000 principal amount of outstanding 8 7/8% Convertible Subordinated Debentures Due June 1, 2006 (the "Debentures"), at a price of [$___] per $1,000 principal amount of Debentures (the "Offer Price"), on the terms and subject to the conditions of the Offer. In conjunction with the Offer, the Company is soliciting Consents to the adoption of amendments to the Indenture eliminating and waiving certain covenants and other provisions contained therein (the "Proposed Amendments"). A Consent Payment equal to [$________] per $1,000 principal amount of Debentures will be paid only for Consents delivered on or before the Consent Date.

      WE ARE THE HOLDER OF RECORD OF DEBENTURES HELD BY US FOR YOUR


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ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN DELIVER YOUR CONSENT TO THE
PROPOSED AMENDMENTS AND/OR TENDER YOUR DEBENTURES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE CONSENT AND LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER DEBENTURES WE HOLD FOR YOUR ACCOUNT.

      Please instruct us as to whether you wish us to consent to the Proposed Amendments and/or tender any or all of the Debentures we hold for your account on the terms and subject to the conditions of the Offer.

      We call your attention to the following:

      1. You may tender Debentures at a price of [$___] per $1,000 principal amount of Debentures, as indicated in the attached instruction form.

      2. You may deliver your Consent prior to the Consent Date and receive the Consent Payment. You may deliver your Consent without tendering your Debentures.

      3. The Offer is not conditioned upon a minimum principal amount of Debentures being tendered. The Offer is conditioned upon, among other things, the Company receiving the Requisite Consents.

      4. The Offer and withdrawal rights will expire at 5:00pm, New York City time, on January __, 2000, unless the Company extends the Offer.

      5.    The Offer is for any and all of the outstanding Debentures.

      6. Tendering holders of Debentures will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Consent and Letter of Transmittal, transfer taxes on the Company's purchase of Debentures pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 to the Consent and Letter of Transmittal).

      7. The Company's obligation to pay the Offer Price or Consent Payment, as applicable, for tendered Debentures or delivered Consents is subject to certain conditions set forth in the Offer to Purchase, including, among other things, (i) the receipt of the Requisite Consents, (ii) the consummation of the Asset Sale, (iii) the approval by the holders of a majority of the outstanding shares of common stock of the Company of the Asset Sale and the change of the Company's name and (iv) the satisfaction or waiver of certain other conditions, as more fully discussed in the Offer to Purchase.


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      If you wish to have us deliver your Consent or tender any or all of your
Debentures, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to deliver your Consent or tender your Debentures, we will deliver such Consent and/or tender all such Debentures unless you specify otherwise on the attached instruction form. The Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us and registered in our name for your account or benefit or deliver the related Consent.

      YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO DELIVER YOUR CONSENT ON OR BEFORE THE CONSENT DATE OR SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00PM, NEW YORK CITY TIME, ON JANUARY ___, 2000, UNLESS THE COMPANY EXTENDS THE OFFER.

      All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

      The Offer is made solely by the Offer to Purchase and the related Consent and Letter of Transmittal and is being made to all Holders. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Debentures in connection therewith would not be in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer or the tender of Debentures in connection therewith would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of ) Holders residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by licensed brokers or dealers, the Offer shall be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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         Instruction Form With Respect to the Offer to Purchase for Cash
   Any and All Outstanding 8 7/8% Convertible Subordinated Debentures Due 2006
                             (CUSIP No. 238100 AB 7)
                                       of
                              DATAPOINT CORPORATION
                                       and
                   Solicitation of Consents in Respect Thereof

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Consent Solicitation Statement, dated December ___, 1999 (the "Offer to Purchase") and the related Consent and Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Datapoint Corporation, a Delaware corporation (the "Company"), to purchase any and all of its $54,960,000 principal amount of outstanding 8 7/8% Convertible Subordinated Debentures Due June 1, 2006 (the "Debentures"), at a price of [$___] per $1,000 principal amount of Debentures (the "Offer Price"), upon the terms and subject to the conditions of the Offer. "). In conjunction with the Offer, the Company is soliciting Consents to the adoption of amendments to the Indenture eliminating and waiving certain covenants and other provisions contained therein (the "Proposed Amendments"). A Consent Payment equal to [$________] per $1,000 principal amount of Debentures will be paid only for Consents delivered on or before the Consent Date.

      The undersigned hereby instruct(s) you to (check whichever applies):

      tender to the Company the principal amount of Debentures indicated below or, if no principal amount is indicated, all Debentures you hold for the account of the undersigned, pursuant to the terms and subject to the conditions of the Offer and deliver a Consent for all such Debentures.

      deliver a Consent for the principal amount of Debentures indicated below or, if no principal amount is indicated, all Debentures you hold for the account of the undersigned, pursuant to the terms and subject to the conditions of the Offer but do not tender such Debentures.

       AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES TO BE TENDERED BY YOU FOR
                          ACCOUNT OF THE UNDERSIGNED:*

                          _________________ DEBENTURES

* Unless otherwise indicated, all of the Debentures held for the account of the undersigned will be tendered.

                                  SIGNATURE BOX

Signature(s)


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Dated
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Name(s) and Address(es)

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                                 (Please Print)

Area Code and Telephone Number
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Taxpayer Identification or
Social Security Number
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